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                                                                      EXHIBIT 21


                             MCDERMOTT INCORPORATED
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1996



                                                                                             PERCENTAGE
                                                                            ORGANIZED           OF
                                                                            UNDER THE        OWNERSHIP
           NAME OF COMPANY                                                    LAWS OF         INTEREST

Delta Hudson Engineering Corporation                                         Delaware           100
    Hudson Engineering (Canada), Ltd.                                         Canada            100
       McDermott Engineers & Constructors (Canada) Ltd.                       Canada             50
           Delta Catalytic Constructors Ltd.                                  Canada            100
    Delta Hudson International, Ltd.                                         Delaware            75

McDermott Shipbuilding, Inc.                                                 Delaware           100

Babcock & Wilcox Investment Company                                          Delaware           100
    B&W Nuclear Environmental Services, Inc.                                 Delaware           100
    Babcock & Wilcox  Idaho, Inc.                                            Delaware           100
    The Babcock & Wilcox Company                                             Delaware           100
       Americon, Inc.                                                        Delaware           100
       Babcock & Wilcox Equity Investments, Inc.                             Delaware           100
           Babcock & Wilcox Ebensburg Power, Inc.                            Delaware           100
           Babcock & Wilcox Jonesboro Power, Inc.                            Delaware           100
           Babcock & Wilcox West Enfield Power, Inc.                         Delaware           100
       Babcock & Wilcox Industries Ltd.                                       Canada            100
       Hudson Products Corporation                                            Texas             100
       Power Systems Operations, Inc.                                        Delaware           100



The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.





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